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                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-6 for Zenith Flexible Life 2002, issued through the New England Variable Life Separate Account (File No. 333-73676). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/  Mary E. Thornton
                                            ------------------------------------
                                            Mary E. Thornton, Esq.

Washington, D.C.
April 26, 2005